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                                                Caliber System, Inc.
                                                3925 Embassy Parkway
Investor Contact:       Investor Relations      P.O. Box 5459
                        (330) 665-8814          Akron, OH 44334-0459
                                                (330) 665-5659
                                                http//www.calibersys.com
Media Contact:          Dave Edmonds
                        (330) 665-8847

FOR IMMEDIATE RELEASE
JUNE 24, 1997

         CALIBER SYSTEM EXPECTS IMPROVED EARNINGS FOR SECOND QUARTER
        ANTICIPATES DOUBLE-DIGIT GROWTH TO CONTINUE AT RPS IN 1997 AND
         MODEST SECOND QUARTER PROFIT FROM ON-GOING VIKING OPERATIONS

        AKRON, OHIO - Caliber System, Inc. (NYSE: CBB) said today that the Company expects to post significantly increased year-over-year operating profits for the second quarter of 1997 which ended on June 21. The announcement was made to a group of industry analysts during a conference scheduled for today at the Pittsburgh, PA headquarter of RPS, Caliber's small-package carrier.

        Second quarter revenue and profits at RPS are expected to increase approximately 12% over 1996 figures, as on-time service continues to run at record levels. "We have experienced double-digit growth at RPS now for seven months, and believe this trend should continue through 1997," said Daniel J. Sullivan, Caliber's Chairman, President and CEO.

        Sullivan added, "Viking expects to report a profitable second quarter, excluding approximately $16 million of transition costs attributable to operating losses at the former Central Freight Lines and other non-recurring costs related to the Viking restructuring announced on March 27, 1997."

        Louis J. Valerio, Senior Vice President-Finance and Chief Financial Officer, stated: "The Viking restructuring is having a positive impact on Caliber's balance sheet. Early indications are that the $85 million restructuring charge included in first quarter results will be less than anticipated. Further, proceeds from the sale of the former Central Freight Lines, as well as revenue equipment and surplus terminals from the former Coles Express and Spartan Express, are expected to reduce Caliber's debt by approximately $70 million from its current level of $315 million." Valerio also commented that Caliber expects capital spending to be under $135 million for 1997.

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CALIBER SYSTEM, INC.
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        At the analysts meeting, RPS presented an overview of the technology that sets the company apart in the small-package shipping industry. The presentation reviewed the RPS delivery process, which includes the industry's only fully automated hub network, and demonstrated solution-based products and services, such as MULTICODE(SM), the firm's new two-dimensional bar code system. Visiting analysts also took part in hands-on demonstrations of RPS Internet services, such as on-line tracing and service maps, and the RPS MULTISHIP(SM) parcel processing equipment.

        Caliber System is a leading provider of value-added transportation, logistics and related information services. Its operating companies include RPS, a business-to-business small-package carrier; Viking Freight, a supplier of regional freight service in the West; Caliber Logistics,a contract logistics provider; Roberts Express, a critical-shipment carrier; and Caliber Technology, a producer of systemwide information services. By combining its operating units' products and services, Caliber offers integrated, customized solutions that meet customer demand for more comprehensive transportation and logistics programs.

        This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

        Caliber expects to release its second quarter earnings report during the week of July 14, 1997.



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